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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Galileo International Partnership:

  We consent to incorporation by reference in this registration statement on Form S-4 of UAL Corporation and United Air Lines, Inc. of our reports dated February 23, 1994 on Covia Partnership for the period January 1, 1993 to September 15, 1993 and Galileo International Partnership for the period September 16, 1993 to December 31, 1993, which reports appear in the December 31, 1993 annual report on Form 10-K of UAL Corporation and in the December 31, 1993 annual report on Form 10-K of United Air Lines, Inc.

                                          KPMG Peat Marwick

Chicago, Illinois
April 11, 1994